January 31, 2003


Dear Warrantholder:


In connection with the settlement reached with Harris Freedman, Sharon Will, Michael H. Freedman and their affiliates, Elite agreed to, among other things, conduct an exchange offer in which the holders of Elite's Class A Warrants would be offered the opportunity to exchange those warrants for Class C Warrants for a fee of $.10 per share of common stock covered by the exchanged Class A Warrants. On December 6, 2002 Elite filed a Form S-4 Registration Statement with the Securities and Exchange Commission in connection with the exchange offer. As of this date, the SEC has not declared the registration statement effective. When the registration statement is declared effective, Elite will deliver to the holders of the Class A Warrants a copy of the prospectus contained in the registration statement and a letter of transmittal which will contain the instructions for participating in the exchange offer. Until the registration statement is declared effective and the exchange offer commenced, the holders of the Class A Warrants do not need to take any action in order to participate in the exchange offer. Elite's filings with the SEC, including the Form S-4 Registration Statement, can be viewed on the SEC's website at www.sec.com.

A REGISTRATION STATEMENT RELATING TO THE EXCHANGE OFFER WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2002. THAT REGISTRATION STATEMENT IS NOT CURRENTLY EFFECTIVE. THE EXCHANGE OFFER WILL NOT COMMENCE UNTIL THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS LETTER SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF ELITE'S SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Sincerely,



Mark I. Gittelman, CPA
Secretary,Treasurer & CFO

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